SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           RCM TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.

/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0.11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

5) Total fee paid:

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/_/ Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

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


[LOGO]


                                                                   March 9, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of RCM Technologies, Inc. (the "Company") which will be held at the Philadelphia Marriott Hotel, 1201 Market Street, Philadelphia, Pennsylvania on Thursday, April 23, 1998 at 6:00 P.M. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

     At the Meeting, stockholders will be asked to elect two directors, to consider and approve an amendment to the Company's 1992 Incentive Stock Option Plan, to consider and approve an amendment to the Company's 1994 Nonemployee Director Stock Option Plan, to ratify the appointment of Grant Thornton LLP as the Company's independent auditors, and to consider such other matters as may properly come before the Meeting or at any adjournment(s) thereof. These matters are discussed in greater detail in the accompanying Proxy Statement.

     Your Board of Directors recommends a vote FOR the election of directors, FOR the amendment to the 1992 Incentive Stock Option Plan, FOR the amendment to the 1994 Nonemployee Director Stock Option Plan, and FOR the ratification of Grant Thornton LLP as the Company's independent auditors.

     Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Meeting. You are requested to sign, date and mail the enclosed proxy promptly.

     We wish to thank our stockholders for their participation and support.


                                            Sincerely,

                                            /s/ Leon Kopyt
                                            -----------------------------------
                                            Leon Kopyt
                                            Chairman of the Board and
                                            Chief Executive Officer




                                     [LOGO]

                             RCM TECHNOLOGIES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 1998

TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders (the "Meeting") of RCM TECHNOLOGIES, INC. (the "Company") will be held on Thursday, April 23, 1998 at 6:00 P.M., at the Philadelphia Marriott Hotel, 1201 Market Street, Philadelphia, Pennsylvania, for the following purposes:

     1. To elect two (2) Class B directors to serve until the expiration of their respective terms and until their respective successors shall be elected and qualified;

     2. To consider and approve an amendment to the Company's 1992 Incentive Stock Option Plan (the "1992 Plan") to increase the number of shares of common stock the Company is authorized to issue under the 1992 Plan;

     3. To consider and approve an amendment to the Company's 1994 Nonemployee Director Stock Option Plan (the "Director Option Plan") to increase the number of shares of common stock the Company is authorized to issue under the Director Option Plan and to authorize future awards to be made by the Board of Directors on a discretionary basis rather than on a formula basis;

     4. To ratify the appointment of Grant Thornton LLP as independent auditors for the Company for the fiscal year ending October 31, 1998; and

     5. To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed March 6, 1998, as the record date for the determination of shareholders entitled to vote at the Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Meeting.


     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                    By order of the Board of Directors
                                    Leon Kopyt, Chief Executive Officer



March 9, 1998

                             RCM TECHNOLOGIES, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 23, 1998

     This Proxy Statement is being furnished to Shareholders by the Board of Directors of RCM Technologies, Inc. (the "Company") whose principal executive offices are located at 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109, in connection with the solicitation of the accompanying proxy to be voted at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on April 23, 1998 at 6:00 P.M. at the Philadelphia Marriott Hotel, 1201 Market Street, Philadelphia, Pennsylvania, and at any postponement or adjournment thereof. The approximate date on which this Proxy Statement, the Notice of Meeting and accompanying proxy are first being sent to shareholders is March 9, 1998.

     Sending in a signed proxy will not affect the shareholder's right to attend the Meeting and vote in person since the proxy is revocable. Any shareholder giving a proxy has the power to revoke it by, among other methods, giving written notice to Leon Kopyt, Chief Executive Officer of the Company, at any time before the proxy is exercised.

     The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by directors, officers or employees of the Company and its subsidiaries who will receive no additional compensation therefor. The Company is required to pay the reasonable expenses incurred by record holders of the Company's Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to any beneficial owners of Common Stock of the Company.

     A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of the Company's Common Stock FOR each of the matters specified and in accordance with the judgment of the persons voting the proxies on any matter that may properly be brought before the Meeting.

     Election of Directors will be by a plurality of the votes of the holders of shares of common stock voting in person or by proxy at the Meeting. Approval of the amendments to the 1992 Plan and the Director Option Plan, as well as the ratification of the appointment of the independent auditors shall be by the affirmative vote of a majority of those shares voted at the Meeting. Under Nevada law abstaining votes and broker non-votes are deemed to be present for purposes of determining whether a quorum is present at a meeting. On any matter voted upon, an abstention will have the same effect as a negative vote.

     The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Company does not know, a reasonable time before the proxy solicitation, are to be presented at the Meeting; (ii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; and (iii) matters incident to the conduct of the Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes with respect to term of office, with each class to include one-third of the whole number of the Board of Directors or as near thereto as possible. The term of office of Class A Directors (Norman S. Berson and Barry S. Meyers), Class B Directors (Robert B. Kerr and Woodrow B. Moats, Jr.) and Class C Directors (Martin Blaire, Leon Kopyt and Stanton Remer) expires as of the date of the 2000, 1998 and 1999 annual meetings of the shareholders, respectively. At each annual meeting of the shareholders, that number of directors whose terms shall then expire shall be elected to serve for a term of three years and until their successors shall be duly elected and qualified.

     The two persons listed below are Class B directors who have been nominated by the Board of Directors to serve as directors until the 2001 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes of the holders of shares of Common Stock meeting in person or represented by proxy at the Meeting. It is the intention of the persons named in the accompanying proxy to vote each proxy executed and returned by a shareholder for the election of the two nominees as directors of the Company, unless authority to do so is withheld on such proxy. All of the nominees are now directors of the Company. Should any candidate for director become unavailable for any reason, such proxies will be voted for the alternate candidate, if any, chosen by the Board of Directors. Each nominee has consented to serve if elected and the Company has no reason to believe that any of the nominees will be unable to serve.


NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                                              Age as of            Term
Class B Directors       Director since      March 2, 1998         Expires
-----------------       --------------      -------------         -------

Robert B. Kerr             1994                 55                  2001

Woodrow B. Moats, Jr.      1994                 65                  2001


     Mr. Kerr is a founder and partner of Everingham & Kerr, Inc., a merger and acquisition consulting firm located in Haddon Heights, New Jersey, which provides professional intermediary services and other consulting services to small and middle market manufacturing, distribution and service businesses. Mr. Kerr's prior experience includes serving as Vice President-Sales, for Shieldalloy Corporation, a specialty metals producer, from 1974 to 1987. Mr. Kerr holds a B.S. in Mechanical Engineering, a B.A. in Arts and Sciences from Pennsylvania State University and a M.B.A. in Management from Wayne State University. Mr. Kerr has been a director of the Company since 1994.

     Mr. Moats is President of W.B. Moats & Associates, Berwyn, Pennsylvania, a marketing communications organization specializing in business-to-business marketing. Mr. Moats prior experience includes serving as Senior Vice
President - Corporate Marketing and Public Relations of National Railway Utilization Corporation from 1975 to 1980. Mr. Moats is a graduate of the

University of Miami, Florida, as a marketing major specializing in advertising. Mr. Moats has been a director of the Company since 1994.


DIRECTORS NOT CURRENTLY SUBJECT TO RE-ELECTION

                                              Age as of            Term
Class C Directors       Director since      March 2, 1998         Expires
-----------------       --------------      -------------         -------

Leon Kopyt                  1991                 51                1999

Stanton Remer               1992                 47                1999

Martin Blaire               1996                 56                1999

     Mr. Kopyt was appointed President and Chief Executive Officer on January 23, 1992 and from May 1, 1990 to that date served as Chief Operating Officer of the Company. Additionally, Mr. Kopyt served as Chief Financial Officer and Treasurer of the Company from 1992 to 1994. Mr. Kopyt's prior experience includes serving as the President and Chief Executive Officer of Socimi International, a European transportation and defense products manufacturing company from 1981 to 1990. Mr. Kopyt holds a B.S. degree in Electrical Engineering from Drexel University. Mr. Kopyt has been a director of the Company since 1991 and Chairman of the Board since 1992.

     Mr. Remer was appointed Chief Financial Officer and Treasurer in May 1994. Mr. Remer's prior experience includes serving as Chief Financial Officer for Sterling Supply Corporation from 1991 to 1993 and serving as managing partner of a regional accounting firm from 1983 to 1991. Mr. Remer is a Certified Public Accountant and holds an M.B.A. in Finance from Temple University and a B.S. in Textile Science from the Philadelphia College of Textiles & Science. Mr. Remer has a diverse accounting and financial background. Mr. Remer has been a director of the Company since 1992.

     Mr. Blaire was appointed Executive Vice President in March 1996. Previously, he was a co-founder of The Consortium, a business acquired by the Company in 1996, and served as its Executive Vice President, Secretary and Treasurer since its inception in 1975. Mr. Blaire's prior experience includes serving as a branch manager for Stromberg Datagraphix, a General Dynamics subsidiary and serving as district sales manager for ITT Data Services. Mr. Blaire holds a B.B.A. in Accounting from the University of Miami, Florida. Mr. Blaire has been a director of the Company since 1996.

                                              Age as of            Term
Class A Directors       Director since      March 2, 1998         Expires
-----------------       --------------      -------------         -------

Norman S. Berson            1987                  71                2000

Barry S. Meyers             1996                  57                2000

     Mr. Berson has been a shareholder in the law firm of Fineman & Bach, P.C., of Philadelphia, Pennsylvania, and its predecessors since 1981. The Company has retained Fineman & Bach, P.C. to represent it on various legal matters. From 1967 to 1982, Mr. Berson was a member of the House of Representatives of the Commonwealth of Pennsylvania. Mr. Berson has been a director of the Company since 1987.

     Mr. Meyers served as Chief Operating Officer of the Company from March 1996 to February 1998. Mr. Meyers was a co-founder of The Consortium, a business acquired by the Company in 1996, and served as its President since its inception in 1975. Mr. Meyers' prior experience includes serving as New York branch manager for Informatics Data Services, regional director of sales and systems with ITT Data Services and serving as a communications consultant with AT&T. Mr. Meyers holds a B.A. in Psychology from Hunter College. Mr. Meyers has been a director of the Company since 1996.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The following are the executive officers of the Company as of March 2, 1998 who will serve until the next annual meeting of shareholders or until their successors are elected or appointed and qualified:


      Name             Age                    Position
      ----             ---                    --------

    Leon Kopyt         51     Chairman, Chief Executive Officer and Director

    Martin Blaire      56     Executive Vice President and Director

    Stanton Remer      47     Chief Financial Officer, Treasurer, Secretary and
                              Director

    Peter R. Kaminsky  58     Senior Vice President

     For a summary of the business experience of Messrs. Kopyt, Blaire and Remer, see "Proposal 1 - Election of Directors."

     Peter R. Kaminsky was appointed Senior Vice President in May 1996. Mr. Kaminsky was the founder in 1985 of The Consortium of Maryland, Inc., a business acquired by the Company in 1996. Mr. Kaminsky's prior experience includes serving as Assistant to the President of a subsidiary of the Equitable Life Assurance Society from 1965 to 1974, where his responsibilities included management recruitment, acquisitions, marketing literature development and public relations. Mr. Kaminsky holds a B.S. in Science from American University.

                         BOARD MEETINGS AND COMMITTEES

     During the fiscal year ended October 31, 1997, there were four (4) formal meetings of the Board of Directors. Numerous other actions were undertaken by consent resolutions. The Board of Directors has designated from among its members an Executive Committee, which consists of

Messrs. Kopyt, Remer, Meyers and Blaire; a Compensation Committee, which consists of Messrs. Moats and Kerr; and an Audit Committee, which consists of Messrs. Kerr and Berson. The Executive Committee, which has the authority of the Board of Directors to manage the business of the Company between formal meetings of the full Board, held six (6) meetings during the fiscal year. The Compensation Committee, which reviews and recommends salaries for officers and administers certain of the Company's various stock option plans, held four 4 meetings during the fiscal year. The Audit Committee, which reviews the Company's financial and accounting practices and controls, held three (3) meeting during the fiscal year.

     Directors who are in the employ of the Company do not receive any directors' fees. Directors who are non-salaried received $750.00 for each director's meeting they attend and $300.00 for each special committee meeting or special assignment. Special assignments are duties performed by Board members in addition to regularly assigned tasks as Board members. Mr. Berson waived all fees related to his service on the Board. Fineman & Bach, P.C. of which Mr. Berson is a shareholder, rendered legal services to the Company during 1997.

REPORT OF THE COMPENSATION COMMITTEE

     GENERAL. The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), which is comprised of two independent directors, Robert B. Kerr and Woodrow B. Moats, Jr. The Committee has oversight responsibility for the implementation of executive compensation and the executive benefit programs of the Company. The primary functions of the Committee include: (i) reviewing, approving and determining, in its discretion, the annual salary, bonus and other benefits, direct and indirect, of the chief executive officer, other management directors, all executive officers and designated other members of senior management; (ii) reviewing and submitting to the full Board, recommendations concerning amendments to existing or the proposed adoption of any new stock option plans; (iii) negotiating, reviewing, approving and determining, in its discretion, the adoption of any compensatory plans, arrangements or agreements between the Company and any of the chief executive officer, other management directors, all executive officers, and designated other members of senior management (collectively, the "Key Executives") or any amendments thereto; and
(iv) establishing and periodically reviewing the Company's policies in the area of management perquisites. GOALS. In determining the amount and composition of executive compensation for the Key Executives and administering certain of the various stock option plans, the Committee is guided by the following goals:

     1. Attract, motivate and retain the Key Executives necessary to the Company's success by providing an executive compensation program comparable to that offered by companies with which the Company competes for such Key Executives;

     2. Afford the Key Executives an opportunity to acquire or increase their proprietary interest in the Company through the grant of options, stock appreciation rights, and restricted stock awards to align the interests of the Key Executives more closely with those of the overall goals of the Company; and

     3. Insuring that a substantial portion of the Key Executives' compensation is variable and is tied to quantifiable short-term goals (annual performance) and long-term measures (stock-based incentives awards) of the Company's performance.

     These principles are implemented through the Committee's application of several factors which are considered in establishing the components of the Key Executives' compensation package. As a general rule, the Company attempts to structure a Key Executives' compensation package through the use of essentially three elements: (i) a base salary which reflects individual performance and is designed primarily to be competitive with salary levels of similar companies with which the Company competes; (ii) annual discretionary bonuses, if any, tied to the Company's achievement of performance goals; and (iii) long-term incentives in the form of stock options or other Company securities which strengthen the mutuality of interest between the Key Executives and the Company's shareholders. Additional factors are also taken into consideration, but to a lesser extent. The Committee may, in its discretion, apply entirely different factors, particularly different measures of financial performance, in recommending and/or setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general goals as indicated above.

     Base Salary. As a general matter, the Company attempts to establish base salaries for each of its Key Executives based upon their individual performance and contribution to the organization, as measured against executives of comparable position in similar industries and companies. Many of the Company's Key Executives, however, are employed under employment agreements that were established in connection with certain of the Company's more recent acquisition transactions. Accordingly, these arrangements were negotiated in the context of an acquisition transaction and are generally based upon the executive's level of compensation prior to the acquisition.

     Annual Incentive Compensation. As a general matter, the Company attempts to award bonuses on a discretionary basis based upon what the Committee views as extraordinary contributions to the organization when measured against the Company's achievement of certain performance goals. Since many of the Company's Key Executives are employed under fixed rate employment agreements, awards of incentive compensation have not been material to the Company. During fiscal 1997, the only bonus granted was to Leon Kopyt for $100,000, pursuant to his employment agreement. No other incentive bonuses were granted to Key Executives during fiscal 1997.

     Long-Term Incentives. The Committee intends to periodically consider the grant of stock options or other Company securities to certain of its Key Executives. The grants are designed to align the interests of each Key Executive with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant is intended to permit the Key Executive to acquire shares of the Company's Common Stock at a fixed price per share (typically, the market price on the grant date) over a specified period of time (typically up to ten years), thus providing a return to the Key Executive only if the market price of the shares appreciates over the option term. The size of the option grant to each Key Executive would be set to achieve a potential percentage ownership stake in the Company that the Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also takes into account the individual's potential for future responsibility over the option term, the individual's personal performance in recent periods and the individual's current holdings of the Company's stock and options. During fiscal 1997, 500,000 options were granted to Leon Kopyt pursuant to the terms and conditions of the 1996 Executive Stock Plan. These options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and were designed to incrementally vest based upon years of employment, subject to full vesting in the event the Company's market capitalization reached $75.0 million. At the time of grant, the Company's market capitalization was approximately $34.3 million. These options vested during fiscal 1997 as the Company's market capitalization increased to over $130.0 million. These Options were granted primarily to: (i) provide Mr. Kopyt with a material equity interest in the Company in order to further align his interests with those of the shareholders; and (ii) provide adequate recompense to Mr. Kopyt under whose executive management the Company's revenues have grown from $26.9 million in fiscal 1992 to $114 million in fiscal 1997, and whose operating income during the same period has increased from $92,000 in 1992 to $5.6 million in 1997. Furthermore, the use of options was undertaken as a means in which to compensate Mr. Kopyt without the use of Company capital which could otherwise be deployed in operations and in a manner that, upon grant, resulted in no charge to the Company's earnings.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Leon Kopyt is the Chairman of the Board and Chief Executive Officer of the Company. Mr. Kopyt's compensation is determined pursuant to the goals and principles described above and by the terms of his employment agreement. During fiscal 1997, the Committee concluded that it was in the best interest of the Company to provide Mr. Kopyt with a significant incentive to remain the Company's Chairman and Chief Executive Officer on a long-term basis without being subject to the risks associated with a change of control transaction. Accordingly, during fiscal 1997, the Company amended and restated an existing termination benefits agreement dated December 1993 with Mr. Kopyt. See "EXECUTIVE COMPENSATION - Change in Control Arrangements." The Committee believes that Mr. Kopyt's compensation and other arrangements with the Company fairly compensate him for his vision and leadership in developing the Company, overseeing the successful acquisition and integration of several temporary staffing service companies and generally guiding the Company to achieve its goals and objectives.

EXECUTIVE COMPENSATION POLICY

     The Committee believes the Company's executive compensation program has enabled the Company to attract, motivate and retain Key Executives by providing competitive total compensation opportunity based on performance. Competitive base salaries that reflect each individual's level of responsibility and annual variable performance-based incentive awards are important elements of the Company's cash compensation policy. The Committee also believes that the grant of options under the Company's various stock option plans not only aligns the interests of the Key Executives with shareholders, but creates a competitive advantage for the

Company as well. The Committee believes the Company's executive compensation program strikes an appropriate balance between short and long-term performance objectives. The Committee believes that the overall compensation package of the Company's Key Executives is consistent with the Committee's stated goals and objectives.

                Compensation Committee of the Board of Directors

                                 Robert B. Kerr
                             Woodrow B. Moats, Jr.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation of the Company's principal executive officers for the fiscal year ended October 31, 1997. Further, the Company was not a party to any plans or arrangements providing cash or non-cash forms of compensation to its principal executive officers, other than as listed below.

                           SUMMARY COMPENSATION TABLE

                                           Annual Compensation                Long Term Compensation
                                           -------------------                ----------------------
                                                                         Securities
Name and                                                                 Underlying           All Other
Principal Position         Year        Salary         Bonus           Options/SARs (#)     Compensation($)
------------------         ----        ------         -----           ----------------     ---------------

Leon Kopyt(1)              1997        $300,000(2)    $100,000(2)         500,000             $10,019(3)
President and CEO,         1996        $291,923       $ 50,900             11,720             $12,068(3)
(Principal Executive       1995        $249,161       $ 26,300             40,300             $11,062(3)
Officer)

Barry S. Meyers(4)         1997        $275,080                            50,000             $ 9,105(3)
Executive Vice             1996        $159,351(5)                                            $ 9,047(3)
President, COO

Stanton Remer              1997        $120,000                            50,000             $ 2,650(3)
CFO, Treasurer,            1996        $120,000                                               $ 2,544(3)
Secretary                  1995        $100,000                            10,000             $ 2,345(3)
(Principal Accounting
Officer)

Martin Blaire(1)           1997        $275,080                            50,000             $ 2,662(3)
Executive Vice             1996        $159,351(5)                                            $ 8,468(3)
President

Peter R. Kaminsky(1)       1997        $226,697                            15,000
Senior Vice President      1996        $100,000(5)

(1)  Pursuant to Employment Agreements with the Company.
(2) Mr. Kopyt's employment agreement was amended, effective January 1,1998, providing for a base salary of $350,000. Mr. Kopyt's employment agreement provided for bonuses during fiscal 1996 based upon a percentage of the Company's consolidated operating profits before taxes. Effective for fiscal 1998 and thereafter, Mr. Kopyt is to receive a bonus of 2% of the Company's consolidated operating profits before interest, taxes, depreciation and amortization.
(3)  Represents premiums paid for life and disability insurance.
(4)  Former Chief Operating Officer through February 1998.
(5)  Reflects compensation for partial year employment.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                      Potential Realized Value
                                                                                      of Assumed Rates of Stock
                                                                                       Price Appreciation for
                                                                                             Option Term
                              Individual Grants

                          Number of       % of Total
                         Securities      Options/SARs      Exercise
                         Underlying       Granted to          or
                         Option/SARs     Employees in     Base Price    Expiration
Name                    Granted(#)(1)     Fiscal Year       ($/Sh)         Date           5%            10%
----                    -------------    ------------     ----------    ----------   ----------     ----------
Leon Kopyt                500,000           68.2%           $7.125       11/21/06    $2,240,437     $5,667,708
Stanton Remer              50,000            6.8%          $10.125       06/21/07      $318,378       $806,832
Barry S. Meyers            50,000            6.8%          $10.125       06/21/07      $318,378       $806,832
Martin Blaire              50,000            6.8%          $10.125       06/21/07      $318,378       $806,832
Peter R. Kaminsky          15,000            2.0%          $10.125       06/21/07       $95,513       $242,050


(1) Options are exercisable one year from the date of the grant. Shares received upon exercise of the option may not be sold for at least one year from the date of exercise.


               OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES


                                                                Number of Securities
                                                                     Underlying
                                                                    Unexercised          Value of Unexercised
                                                                    Options/SARs             In-the-Money
                                                                   at FY-End (#)            Options/SARs at
                            Shares                                     Shares                 FY-End ($)
                          Acquired on                               Exercisable/             Exercisable/
Name                      Exercise(#)     Value Realized ($)       Unexercisable            Unexercisable
----                      -----------     ------------------    --------------------     --------------------
Leon Kopyt                     0                  0                  604,020/0                 $4,915,456/0

Stanton Remer                  0                  0              30,000/50,000            $347,500/$218,750

Barry S. Meyers                0                  0                   0/50,000                   0/$218,750

Martin Blaire                  0                  0                   0/50,000                   0/$218,750

Peter R. Kaminsky              0                  0                   0/15,000                    0/$65,625

     Details of number of shares and value of unexercised "in the money" options follows:


   Name                 # Shares      Option Price       Price 10/31/97      Per Share       Total Value
   ----                 --------      ------------       --------------   --------------     -----------
   Leon Kopyt            604,020      $1.09 - $7.125       $14.50         $7.38 - $13.41      $4,915,456
   Stanton Remer          80,000      $2.66 - $10.125      $14.50         $4.38 - $11.06        $566,250
   Barry S. Meyers        50,000      $10.125              $14.50         $4.38                 $218,750
   Martin Blaire          50,000      $10.125              $14.50         $4.38                 $218,750
   Peter R. Kaminsky      15,000      $10.125              $14.50         $4.38                  $65,625



Director Compensation


     Members of the Board of Directors who are non-salaried receive $750 for each Directors meeting they attend and $300 for each special committee meeting or special assignment. The following table sets forth amounts payable to members of the Board of Directors for the fiscal year ended October 31, 1997


                                Board of Directors               Special
     Director                        Meetings                 Assignments (a)
     --------                   ------------------            ---------------

     Leon Kopyt
     Barry S. Meyers
     Martin Blaire
     Stanton Remer
     Norman S. Berson (b)
     Robert B. Kerr                 $3,000
     Woodrow B. Moats, Jr.           3,000                        $4,060

                                    $6,000                        $4,060
                                    ======                        ======


(a) Special assignments are duties performed by Board Members in addition to regularly assigned tasks as Board Members.

(b)  Mr. Berson does not receive fees for Directors or Committee meetings.

Executive Employment Agreements

     The Company has employment agreements with each of Messrs. Kopyt, Meyers, Blaire and Kaminsky which provide each executive officer with an annual base salary, vacation time and other standard benefits. The employment agreement of Mr. Blaire has a term of two years which commenced in March 1996 and provides for severance payments upon the earlier of the expiration of his employment term or the date he is otherwise terminated for good and sufficient cause, in which event, he shall be entitled to continue to receive a salary at the level of his existing salary for a period of one year, and Mr. Kaminsky's employment agreement has a term of two years which commenced in May 1996. Mr. Kopyt's agreement provides for a term of three years which commenced in March 1996, with an automatic extension for additional periods of one year. Each of the employment agreements is terminable upon the death of the executive officer or if the executive officer is discharged for cause. The employment agreements also include non-disclosure/non-competition provisions governing the conduct of the executive officer during and after employment.

Change in Control Arrangements

     In December 1993, the Company entered into a Termination Benefits Agreement with Mr. Kopyt that was subsequently amended and restated as of March 18, 1997 (the "Benefits Agreement"). Pursuant to the Benefits Agreement, following a Change in Control (as defined therein), the remaining term of Mr. Kopyt's employment is extended for five years (the "Extended Term"). If Mr. Kopyt's employment is terminated thereafter by the Company other than for cause, or by Mr. Kopyt for good reason (including, among other things, a material change in his salary, title, reporting responsibilities or a change in office location which requires Mr. Kopyt to relocate), the Company is obligated to pay Mr. Kopyt a lump sum equal to his salary and bonus for the remainder of the Extended Term; the exercise price of the options to purchase 500,000 shares granted to Mr. Kopyt under the 1996 Executive Stock Plan will be reduced to 50% of the average market price of the Common Stock for the 60 days prior to the date of termination if the resulting exercise price is less than the original exercise price of $7.125 per share; and the Company shall be obligated to pay to Mr. Kopyt the amount of any excise tax associated with the benefits provided to him under the Benefits Agreement. Had there been a change in control as of October 31, 1997, the Company would have had to pay Mr. Kopyt an amount equal to approximately $2.1 million.

Compensation Pursuant to Stock Option Plans

Employee Benefit Plans

     The Company maintains 401(k) plans as of October 31, 1997 for the benefit of eligible employees. The 401(k) plan is a profit-sharing plan, including a cash or deferred arrangement pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), sponsored by the Company for purposes of providing eligible employees an opportunity to defer compensation and have such deferred amounts contributed to the 401(k) plan on a pre-tax basis, subject to certain limitations. The Company may, at the discretion of the Board of Directors, make contributions of cash to match deferrals of compensation by participants. The Company made no contributions of cash to the 401(k) plans to match deferrals of compensation by participants in the fiscal years ending October 31, 1997, 1996, or 1995. Amounts contributed to the 401(k) plans by executive officers during the fiscal years ended October 31, 1997, 1996 and 1995 were $69,736, $13,380, and $11,035, respectively. The amounts contributed by all employee participants, excluding executive officers, during the period November 1, 1993 to October 31, 1997 totaled $798,436.

Stock Option Plans

     The Company believes that a key component to the compensation of its executive officers should be through stock options. Stock options utilized by the Company for this purpose have been designed to provide an incentive to these employees by allowing them to directly participate in any increase in the long-term value of the Company. This incentive is intended to reward, motivate and retain the services of executive employees. Stock options are allocated to both executive and non-executive employees on an annual basis by the Compensation Committee.

The Company also attracts, rewards and retains the services of nonemployee directors through the use of stock options. These awards are administered by the full Board of Directors.

     On February 27, 1986, the shareholders of the Company approved the RCM Technologies, Inc. 1986 Incentive Stock Option Plan ("1986 Plan") which authorized the issuance not later than October 30, 1995 of up to 60,000 shares of Common Stock to officers, directors and key employees of the Company and its subsidiaries. No options remain available for issuance under the 1986 Plan.

     On April 23, 1992, the shareholders of the Company approved the RCM Technologies, Inc. 1992 Incentive Stock Option Plan ("1992 Option Plan") which authorized the issuance not later than February 13, 2002 of up to 100,000 shares of Common Stock to officers, directors and key employees of the Company and its subsidiaries. The 1986 and 1992 Option Plans contain substantially the same terms. The option terms for the 1986 and 1992 Option Plans cannot exceed ten years and the exercise price cannot be less than 100% of the fair market value of the shares at the time of grant. Nine hundred (900) options remain available for issuance under the 1992 Option Plan, however, the Board has submitted for shareholder approval, an amendment to the 1992 Option Plan which would increase the number of shares of common stock issuable under the plan from 100,000 to 500,000. See "Proposal 2 - APPROVAL OF AMENDMENT TO 1992 OPTION PLAN."

     On May 19, 1994, the shareholders approved the RCM Technologies, Inc. 1994 Nonemployee Director Stock Option Plan ("Director Option Plan") as a means of recruiting and retaining nonemployee directors of the Company. There are 80,000 shares of Common Stock authorized under this Plan for issuance no later than July 19, 2004. All director stock options are granted at fair market value at the date of grant. The exercise of options granted is contingent upon service as a director for a period of one year. If the optionee ceases to be a director of the Company before the end of the appropriate vesting period, any option granted shall terminate. No options remain available for issuance under the Director Option Plan, however, the Board has submitted for shareholder approval, an amendment to the Director Option Plan which would increase the number of shares of common stock issuable under the plan from 80,000 to 180,000 and grant the Board of Directors the ability to make discretionary awards thereunder. See "Proposal 3 - APPROVAL OF AMENDMENT TO THE DIRECTOR OPTION PLAN."

     On August 15, 1996, the Board of Directors approved the RCM Technologies, Inc. 1996 Executive Stock Plan ("Executive Stock Plan") which authorized the issuance of up to 750,000 shares of the Company's Common Stock, and which amount was later increased to 1,250,000 shares. Under its terms, key management employees of the Company and its subsidiaries and members of the Board of Directors of the Company and its subsidiaries are eligible to acquire or increase their proprietary interest in the Company by the grant to such individual of stock options, stock appreciation rights and awards of restricted common stock. Three hundred eighty one thousand five hundred (381,500) options remain available for issuance under the Executive Stock Plan.

     The 1986, 1992 Option and Executive Stock Plans are administered by the Compensation Committee (the "Compensation Committee") which is appointed by the Board of Directors of the

Company and consists solely of two or more "nonemployee directors" as defined in Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Compensation Committee employs no particular set of mechanical criteria in awarding stock options under the Plans. Rather, it evaluates a series of factors including: (i) the overall performance of the Company for the fiscal year in question; (ii) the performance of the individual in question;
(iii) the anticipated contribution by the individual to the Company on an overall basis; (iv) the historical level of compensation of the individual; (v) the level of compensation of similarly situated executives in the Company's history; and (vi) that level of combination of cash compensation and stock options that would be required from a competitive point of view to retain the services of a valued executive officer.

     The Director Option Plan, as proposed to be amended herein, is administered by the Board of Directors. The Board has the authority to interpret the provisions of the plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for its administration as it deems advisable.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

     The following Performance Graph sets forth the Company's total stockholder return (i) as compared to the University of Chicago Graduate School of Business CRSP Total Return Index for the Nasdaq Stock Market ("CRSP Index"), (ii) a Peer Group selected in good faith by the Company, for October 31, 1992 through October 31, 1997, the last day of the Company's last completed fiscal year and
(iii) an index of former peer companies selected by the Company for use in its Proxy Statement for the 1997 Annual Meeting of Shareholders. The corporations making up the current peer group consist of Alternative Resources Corp.; Data Processing Corp.; Interim Services Inc.; Kelly Services; Registry, Inc.; Butler International, Inc.; Headway Corporate Resources; Judge Group, Inc.; Olsten Corp. and SCB Computer Technology, Inc. These companies were selected based on similarities in their service lines and their competitive position in the industry. The corporations which were included in the Company's previous year's peer group index were: American Consolidated Growth Corp.; Consolidated Technology Group Ltd.; Digital Solutions, Inc.; Hospital Staffing Services, Inc.; Joule, Inc.; Personnel Management, Inc.; Solomon Page Group Ltd.; Winston Resources, Inc. The chart assumes that $100 was invested on October 31, 1992 in the Company's Common Stock, the CRSP Index and the peer group index, and that all dividends were reinvested. In addition, the graph weighs the peer group on the basis of its respective market capitalization, measured at the beginning of each relevant time period.



                         [RCM Technologies, Inc. Chart]



                 Comparison of 5 Year Cumulative Total Returns

Total Return Analysis

                            10/31/92       10/31/93        10/31/94       10/31/95        10/31/96       10/31/97


RCM Technologies, Inc         $100          $210.00        $210.00         $220.00        $616.00         $928.00
Peer Group 1997               $100          $101.10        $129.50         $141.10        $140.90         $151.70
Peer Group 1996               $100          $ 75.50        $ 58.40         $ 36.50        $ 50.10         $ 43.40
CRSP Index                    $100          $128.80        $129.60         $174.50        $205.90         $271.20

                                       15

     The Performance Graph above is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of future stock performance. The Performance Graph in no way reflects the Company's forecast of future stock price performance.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                            DIRECTORS AND MANAGEMENT

     The following table sets forth, as of March 2, 1998, information with respect to the securities holdings of all persons which the Company, by virtue of filings with the Securities and Exchange Commission, has reason to believe may be deemed the beneficial owner of more than 5% of the Company's Common Stock and the number of shares of the Company's Common

Stock owned by each director or nominee for director of the Company, and all directors and officers of the Company as a group. Unless otherwise indicated, each person set forth below has sole voting and investment power on the shares reported. In addition, a person is deemed to have beneficial ownership of the shares that such person has the right to acquire within sixty (60) days of March 2, 1998.

                                             Number             Percentage
   Directors and Officers                 of Shares(1)          of Class(2)
   ----------------------                 ------------          -----------

   Leon Kopyt(3)                             672,432               8.2%

   Barry S. Meyers                           595,468               7.8%

   Martin Blaire(4)                          571,468               7.5%

   Stanton Remer(4)                           30,000                 *

   Peter R. Kaminsky(6)                       55,265                 *

   Norman S. Berson(5)                        20,000                 *

   Robert B. Kerr(5)                          20,000                 *

   Woodrow B. Moats, Jr.(5)                   20,000                 *

   Other
   -----

   Wellington Management
   75 State Street, 19th Floor
   Boston, MA  02109                         750,700               9.9%

   All Directors and Officers
   as a group (8 persons)                  1,984,633              25.4%

*Represents less than 1% of the Company's outstanding Common Stock.

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. Percentage of ownership is based upon 7,634,131 shares of Common Stock outstanding as of March 2, 1998.

(2) The address of all directors and officers is c/o RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109.

(3) Includes vested options to purchase 604,020 shares under the Company's Plans and includes 68,312 shares over which Mr. Kopyt has voting power with regard to the election of directors of the Company.

(4) Does not include unexercisable options to purchase 50,000 shares under the Company's Plans.

(5) Includes vested options to purchase 20,000 shares under the Company's Plans. Does not include unexercisable options to purchase 50,000 shares under the Company's Plans.

(6) Does not includes options to purchase unexercisable options to purchase 15,000 shares under the Company's Plans.

CERTAIN VOTING ARRANGEMENTS

     1. Effective August 31, 1995, the Company completed the acquisition of Cataract, Inc. ("Cataract") pursuant to a Merger Agreement dated July 31, 1995 (the "Cataract Merger Agreement"). Pursuant to the terms of the Cataract Merger Agreement, the former Cataract shareholders pledged until November 30, 1998, approximately 312,311 shares of the Company's common stock ("Cataract Shares") they received as part of the merger consideration, in order to guarantee certain performance criteria of Cataract established in the Cataract Merger Agreement. Following the expiration of the pledge period, the Cataract Shares are to be placed in a voting trust until the earlier of: (i) the public or private sale of such shares in open market transactions to unaffiliated third parties; or (ii) the resignation or removal from office of Leon Kopyt, currently Chief Executive Officer and President of the Company. Notwithstanding the above, one-third of the Cataract Shares shall be released from trust commencing August 31, 2000, and thereafter an additional one-third of the Cataract Shares shall be released from trust upon each of August 31, 2001 and August 31, 2002. During the period in which the Cataract Shares are subject to pledge and the voting trust, the Cataract Shares are to be voted by the Company's Board of Directors on behalf of the former shareholders of Cataract.

     2. Effective March 11, 1996 the Company completed the acquisition of The Consortium ("Consortium") pursuant to a Stock Purchase Agreement dated March 1, 1996 (the "Consortium Purchase Agreement"). Pursuant to the terms of the Consortium Purchase Agreement, the former Consortium shareholders, which include Messrs. Blaire and Meyers, directors and officers of the Company, agreed, among other things, to vote the approximately 1,300,000 shares received by them in the aggregate, under the Consortium Purchase Agreement ("Consortium Shares") in connection with the election of directors of the Company for all of the individuals nominated by a majority of the Board of Directors of the Company and, unless the Company otherwise consents in writing, on all other matters to be voted on by the shareholders of the Company, in accordance with the recommendation of the majority of the Board of Directors; provided that the Consortium Shares may be voted as such holders determine in their sole discretion on any "Significant Event." The term "Significant Event" means any:
(i) sale of substantially all of the assets of the Company; (ii) acquisition of the Company by a third party through a merger transaction in which the Company is the target company; or (iii) transaction or series of related transactions which results in the issuance and/or sale by the Company of more than 20% of the outstanding capitalization on a fully diluted basis, if on a pro forma basis, the proportionate net shareholders' equity of the former Consortium shareholders after such proposed transaction would be diluted. These provisions shall remain in effect until the earlier of: (i) the date upon which Mr. Leon Kopyt no longer serves as an officer of the Company; or (ii) six months following the date upon which both Messrs. Blaire and Meyers are terminated without cause.

     Mr. Blaire sold 36,000 shares of the Company on June 13, 1997, and Mr. Meyers sold 12,000 shares during January 1998. Accordingly, approximately 1,252,000 shares remain subject to this voting arrangement.

     Additionally, the Company has agreed to: (i) continue to nominate Messrs. Blaire and Meyers to the Board of Directors; and (ii) cause Messrs. Blaire and Meyers to be appointed to the Executive Committee of the Board of Directors, for so long as: (A) the former Consortium shareholders, in the aggregate, continue to own, directly or beneficially, 50% or more of the Consortium Shares (as adjusted by any stock splits, recapitalization or other adjustments to the capital stock of the Company), and (B) either of Messrs. Blaire or Meyers remain as a management level employee of the Company; provided, however, that: (x) in the event only one of Messrs. Blaire or Meyers is a management level employee, then only that individual shall be entitled to the rights set forth in clauses
(i) and (ii) hereof; and (y) the provisions of clause (B) above shall not be effective to abrogate the Company's obligations in clauses (i) and (ii) above if the employment of either or both of Messrs. Blaire and Meyers is terminated by the Company without cause; in which case the Company shall remain obligated to undertake those actions identified in clauses (i) and (ii) hereof for the remaining period of any employment agreements pursuant to which Messrs. Blaire or Meyers were employed upon such termination.

     3. Effective May 2, 1996, the Company completed the acquisition of The Consortium of Maryland, Inc. ("Consort MD") pursuant to a Merger Agreement dated April 23, 1996 (the "Consort MD Merger Agreement"). Pursuant to the terms of the Consort MD Merger Agreement, Peter Kaminsky, the former sole shareholder of Consort MD and an executive officer of the Company, agreed, among other things, to vote the 55,265 shares received by him in connection with all matters to be voted on by the shareholders of the Company, in accordance with the recommendation of the majority of the Board of Directors. These provisions shall remain in effect until the earlier of: (i) May 2, 1998; or (ii) the termination of Mr. Kaminsky's employment agreement with the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Berson, a Director of the Company, is a shareholder in the law firm of Fineman & Bach, P.C., which serves as counsel to the Company. The Company paid legal fees of $68,000 during fiscal 1997 to Fineman & Bach, P.C. There have been no transactions in excess of $60,000 with affiliates during the fiscal years ended October 31, 1997, 1996 or 1995, except as set forth above.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Based solely on its review of the copies of forms filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all filings required to be made by reporting persons under
Section 16(a) were made on a timely basis.

                                   PROPOSAL 2
                            APPROVAL OF AMENDMENT TO
                        1992 INCENTIVE STOCK OPTION PLAN

     The Shareholders are being asked to vote on a proposal to amend the 1992 Incentive Stock Option Plan (the "1992 Option Plan") to increase the number of shares of Company common stock issuable thereunder by 400,000 shares to 500,000 shares. The Board of Directors believes that the share increase is necessary in order to ensure that the Company will continue to have the ability in the future to attract and retain the services of highly qualified officers and other employees by providing them with adequate equity incentives in the form of stock option grants. As of February 6, 1998, 900 shares were available for future issuance under the 1992 Option Plan. Although executive officers are eligible to receive awards under the 1992 Option Plan, the Board currently intends that the 1992 Option Plan be utilized primarily, although not exclusively, to compensate officers and other employees who are not executive officers. The Board currently intends that the Company's 1996 Executive Stock Plan will be the primary vehicle by which stock incentive awards are made to executive officers.

     The terms and provisions of the 1992 Option Plan, as proposed to be amended, are described more fully below. The description, however, is not intended to be a complete summary of all the terms of the 1992 Option Plan. The 1992 Option Plan, as it is proposed to be amended, is attached to this Proxy Statement as Exhibit A. The statements made in this Proxy Statement with respect to the 1992 Option Plan and the proposed amendments should be read in conjunction with and are qualified in their entirety by reference to Exhibit A.

     Because executive officers (who may also be members of the Board) are eligible to receive awards under the 1992 Option Plan, each of them has a personal interest in the approval of these amendments.

     Purpose. The Board believes that it is in the best interests of the Company to maintain an equity incentive program which will provide a meaningful opportunity for officers, employees and directors who are also full-time employees to acquire a substantial proprietary interest in the enterprise and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the shareholders.

     Administration. The 1992 Option Plan is administered by a committee of the Board of Directors or the full Board of Directors (in either case, the "Plan Administrator"). The Plan Administrator shall construe and interpret the 1992 Option Plan and establish such rules as it deems necessary for the proper administration of the 1992 Option Plan. The Plan Administrator has authority (subject to full Board review) to determine which eligible individuals are to receive option grants, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable, and the price of the option.

     Eligibility. Under the 1992 Option Plan, all full-time employees of the Company or its subsidiaries (including those who are officers and directors), non-employee directors and independent consultants are eligible to receive options pursuant to the 1992 Option Plan, if selected.

     Type of Options, Price and Exercisability. Nonqualified and incentive stock options may be granted under the 1992 Option Plan. The term of options granted under the 1992 Option Plan will be fixed by the Plan Administrator provided, however, that the maximum option term may not exceed ten (10) years from the grant date and the exercise price per share may not be less than the fair market value per share of the Company Common Stock on the grant date. Fair market value shall mean the mean between the bona fide bid and asked prices as reported by NASDAQ or the mean between the highest and lowest quoted price on the principal national securities exchange on which the Common Stock is listed on the date of grant or if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted. The exercise price may be paid in cash or in shares of Company Common Stock; provided however that shares of common stock used to pay the exercise price must have been owned by the participant for a six-month period prior to the exercise date or such longer period as the Plan Administrator determines. No optionee is to have any shareholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance, and, during the optionee's lifetime, the option may be exercised only by such optionee.

     Termination of Employment. If the employee to whom an option is granted shall cease to be employed by the Company or its subsidiaries for any reason, including death, then, within the three (3) months next succeeding such termination of employment, but in any event not later than the expiration date of the option, the option holder, his executor, administrator, or any person or persons to whom the option holder's rights under the option shall pass by testamentary transfer, bequest or by the operation of the laws of descent and distribution, may exercise the option rights granted to the option holder under the option, but only to the extent that the option holder was entitled to exercise the same on the date of such termination of employment. Notwithstanding the foregoing, the Plan Administrator may, in its discretion, extend the post-termination exercise period to a date not later than the original expiration date of such option.

     Amendment and Termination. Under the 1992 Option Plan, the Board of Directors may modify, amend, or terminate the 1992 Option Plan at any time. No modification, amendment, or termination of the 1992 Option Plan shall adversely affect the rights of a participant under a grant previously made to him without the consent of such participant..

     Corporate Transaction. If the Company shall liquidate or dissolve, or shall be a party to a merger or consolidation to which the Company shall be the surviving corporation, other than a merger or consolidation involving only a change in the state of incorporation or an internal reorganization not involving a change in underlying ownership, the Company shall give written notice thereof to all holders of options issued pursuant to the 1992 Option Plan at least thirty (30) days prior to the effective date thereof, and the holders shall have the right within said thirty-day period to exercise their options in full to the extent not previously exercised; provided, however, that in no event shall such options be exercised after the specific expiration date set forth in the option agreements applicable thereto. To the extent that options shall not have been exercised on or prior to the effective date of such liquidation, dissolution, merger or consolidation, they shall terminate on that date.

     New Plan Benefits and Closing Quotation. Because the grant of awards under the 1992 Option Plan are at the discretion of the Plan Administrator, it is not possible to indicate what awards will be made to eligible participants.

     As of March 2, 1998, the closing price of the Company's Common Stock as quoted on the Nasdaq National Market System was $21.00.

     Federal Income Tax Consequences.

     (a) Nonqualified Options. Under the current applicable provisions of the Internal Revenue Code, no tax will be payable by the recipient of an option at the time of grant. Upon exercise of a nonqualified option, the excess, if any, of the fair market value of the shares with respect to which the option is exercised over the total option exercise price of such shares will be treated for Federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of any shares actually received will be treated as capital gain or loss. The Company will be entitled to deduct the amount, if any, by which the fair market value on the date of exercise of the shares with respect to which the option was exercised exceeds the exercise price.

     (b) Incentive Stock Options. With respect to an incentive stock option, generally, no taxable gain or loss will be recognized when the option is granted or exercised. Incentive stock options exercised more than three months after termination of employment will be taxed in the same manner as nonqualified options described above. Generally, upon exercise of an incentive stock option, the spread between the fair market value and the exercise price will be an item of tax preference for the purposes of the alternative minimum tax.

     If the shares acquired upon the exercise of an incentive stock option are held for at least one year, any gain or loss realized upon their sale will be treated as long-term capital gain or loss. The Company will not be entitled to a deduction. If the shares are not held for the one-year period, ordinary income will be recognized in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date the option is exercised. The Company will be entitled to a deduction equal to the amount of ordinary income so recognized. If the shares are not held for the one-year-period and the amount realized upon sale is less than the exercise price, such difference will be a capital loss.

     Shareholder Approval. The amendments are being submitted to the shareholders of the Company in compliance with certain rules of the Nasdaq Stock Market. The affirmative vote of a majority of the shares of the Company common stock present or represented and entitled to vote at the Annual Meeting is required for the approval of the amendment to the 1992 Option Plan. If the shareholders do not approve the proposal, then the 1992 Option Plan will continue in effect in accordance with its existing provisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO AMEND THE 1992 OPTION PLAN.

                                   PROPOSAL 3
                            APPROVAL OF AMENDMENT TO
                  1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

     The shareholders are being asked to vote on a proposal to approve certain amendments to the 1994 Nonemployee Director Stock Option Plan (the "Director Option Plan"), including an amendment to increase the number of shares issuable thereunder by 100,000 shares to 180,000 shares from 80,000 shares and an amendment to grant the Board of Directors the discretion to determine the amount and terms of stock option awards under the Director Option Plan in lieu of the nondiscretionary, formulaic manner contained in the current version of the Director Option Plan. The amendment to increase the number of shares of Common Stock available for issuance under the Director Option Plan is being submitted to shareholders to ensure that the Company has the continued ability to use stock options as a way to more closely align the interests of nonemployee directors with the shareholders and as a way to attract and retain highly qualified nonemployee directors. As of March 2, 1998 all 80,000 shares reserved for issuance were subject to outstanding options. The second amendment will allow the Company to take advantage of recent amendments to Rule 16b-3 of the Exchange Act which have eliminated the regulatory basis for requiring that stock option grants to nonemployee directors be made on a formula basis.

     The terms and provisions of the Director Option Plan, as proposed to be amended, are described more fully below. The description, however, is not intended to be a complete summary of all the terms of the Director Option Plan and is qualified in its entirety by reference to terms of the Director Option Plan. The Director Option Plan, as it is proposed to be amended, is attached to this Proxy Statement as Exhibit B.

     Purpose. The purpose of the Director Option Plan is to make service on the Board more attractive to present and prospective nonemployee Board members. The continued service of qualified nonemployee directors is considered essential to the management, growth and sustained financial success of the Company and it is in the Company's best interest to provide them with an increased incentive to work for the success of the Company.

     Administration. The Director Option Plan is administered by the Board of Directors of the Company. The Board has the authority to interpret the provisions of the Director Option Plan, to determine all questions thereunder and to adopt and amend such rules and regulations for the administration of the Director Option Plan as they deem desirable.

     Eligibility. Options may be granted only to nonemployee directors of the Company or of a subsidiary.

     Option Grants. Under the terms of the Director Option Plan, as proposed to be amended, the Board will have the authority to determine the number of options granted to each nonemployee director and the terms of such grants. Currently awards under the Director Option Plan are nondiscretionary and each individual who is first elected or appointed to the Board of Directors as a nonemployee Board member (other than pursuant to any contractual or other right or arrangement) receives an automatic grant to purchase 10,000 shares of common stock at the time of such initial election or appointment.

     Type of Options, Price and Exercisability. Awards under the Director Option Plan consist of Non-Qualified Stock Options. The option exercise price per share for all options granted under the Director Option Plan will be 100% of the fair market value of the Common Stock on the date of grant. An option shall terminate and not be exercisable after ten (10) years from the date on which such option is granted. If an optionee ceases to be a director of the Company or its subsidiaries by reason of permanent or total disability, any option granted to him may be exercised by him in whole or in part within one (1) year after the date of termination as a director by reason of such disability whether or not the option was otherwise exercisable at the date of termination. In the event of death of an optionee while serving as a director, any option granted to him may be exercised in whole or in part at any time after the date of such death by the executor or administrator of his estate whether or not the option was otherwise exercisable at the date of death. Upon exercise of the option, the option price for the purchased shares must be paid in cash or in shares of Company common stock valued at fair market value on the date of exercise.

     Options granted under the Director Option Plan must be exercised for no fewer than one hundred (100) shares (unless the remaining shares which have become subject to purchase are fewer than one hundred (100)). No option may be transferred by the optionee other than by will or by the laws of descent and distributions, and each option is exercisable during the optionee's lifetime only by the optionee.

     New Plan Benefits and Closing Quotation. Because the grant of awards under the Director Option Plan, as proposed to be amended, will be at the discretion of the Board, it is not possible to indicate what awards will be made to persons eligible for participation in the Director Option Plan.

     As of March 2, 1998, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $21.00.

     Amendment and Termination. Under the Director Option Plan, the Board of Directors may modify, amend, or terminate the Director Option Plan at any time except that, to the extent then required by applicable law, rule, or regulation, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Director Option Plan (other than increases due to adjustments in accordance with the Director Option Plan). No modification, amendment, or termination of the

Director Option Plan shall adversely affect the rights of a participant under a grant previously made to him without the consent of such participant.


     Federal Income Tax Consequences. Under the current applicable provisions of the Internal Revenue Code, no tax will be payable by the recipient of a stock option granted under the amended Director Option Plan at the time of grant. Upon exercise of an option, the excess, if any, of the fair market value of the shares with respect to which the option is exercised over the total exercise price of such shares will be treated for Federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of any share actually received will be treated as a capital gain or loss. The Company will be entitled to deduct the amount, if any, by which the fair market value on the date of exercise of the shares with respect to which the option was exercised exceeds the exercise price.

     Shareholder Approval. The amendments are being submitted to the shareholders of the Company in compliance with certain rules of the Nasdaq Stock Market and the terms of the Directors Option Plan as last approved. The affirmative vote of a majority of the shares of Company Common Stock present or represented and entitled to vote at the Annual Meeting is required for the approval of the amendment to the Director Option Plan. If the shareholders do not approve the amendment, then the Director Option Plan will continue in effect in accordance with its existing provisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO AMEND THE DIRECTOR OPTION PLAN.

                                   PROPOSAL 4
                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Grant Thornton LLP, independent certified public accountants, as independent auditors of the Company for the fiscal year ending October 31, 1998. Representatives of Grant Thornton LLP are expected to be present at the Meeting to respond to appropriate questions.

Vote Required for Approval

     The affirmative vote of a majority of the shares present in person or by proxy is required for ratification of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending October 31, 1998.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1998 FISCAL YEAR.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matter which is intended to be brought before the Meeting, but if such matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment.

     The enclosed proxy may be revoked by a later-dated proxy, by giving notice to the Secretary of the Company in writing prior to the meeting or by personal notification at the Meeting prior to the voting.

                            EXPENSES OF SOLICITATION

     The cost of this proxy solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Company without additional compensation. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals or obtaining their proxies.

                           1999 SHAREHOLDER PROPOSALS

     In order for shareholder proposals for the 1999 Annual Meeting of Shareholder to be eligible for inclusion in the Company's 1999 proxy statement, they must be received by the Company at its principal office in Pennsauken, New Jersey, on or before November 7, 1998.


                                       By order of the Board of Directors
                                       Leon Kopyt, Chief Executive Officer

                                    EXHIBIT A


                             RCM TECHNOLOGIES, INC.
                        1992 INCENTIVE STOCK OPTION PLAN


     1. Purpose.

     This 1992 Incentive Stock Option Plan (the "Plan") is intended as an incentive to encourage stock ownership by key employees of RCM Technologies, Inc., a Nevada corporation (the "Company"), or its subsidiaries by granting such key employees options to purchase shares of Common Stock, par value $0.05 per share (the "Common Shares"), of the Company so that they may acquire or increase and retain a proprietary interest in the success of the Company and its Subsidiaries. The Plan is intended to promote and advance the interest of the Company and its stockholders by encouraging such key employees to enter into or remain in the employment of the Company or its Subsidiaries and to put forth maximum efforts for the success of the Company and its Subsidiaries.

     2. Eligibility.

     The following parties shall be eligible to receive options pursuant to the
Plan: (i) all full-time employees of the Company or its subsidiaries, including those who are officers and directors; (ii) directors of the Company or its Subsidiaries who are not employees of such entities; and (iii) independent consultants whom the Plan Administrator believes have contributed, or will contribute, to the success of the Company.

     3. Shares Subject to the Plan.

     Options may be granted under the Plan only for Common Shares of the Company and in the form of Incentive Stock Options or in the form of Nonqualified Stock Options (as defined herein). The maximum aggregate number of Common Shares for which options may be granted under the Plan shall be 500,000. If during the term of the Plan there shall be a stock split, stock dividend or other change in the Company's capitalization, the aggregate number of Common Shares for which options may be granted under this Plan, the number of Common Shares subject to outstanding options and the price per Common Share of such options shall be appropriately and proportionately adjusted to reflect the same. If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the Common Shares allocable to the unexercised portion of such option shall (unless the Plan shall have been terminated) become available for subsequent grants of options under the Plan. Stock Options with respect to no more than 400,000 shares of Stock may be granted to any one individual participant during any one calendar year period.

     4. Administration of the Plan.

     The Plan shall be administered by the full Board of Directors of the Company or a committee of such Board of Directors comprised of two or more "Nonemployee Directors" (the "Plan Administrator") within the meaning of Rule 16b-3(a)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"). Subject to the provisions of the Plan, the Plan Administrator is authorized to:

     (a)  construe the Plan and any award under the Plan;

     (b) select the directors, officers, employees and consultants of the Company and its Subsidiaries to whom awards may be granted;

     (c)  determine the number of shares of Stock to be covered by any award;

     (d) determine and modify from time to time the terms and conditions, including restrictions, of any award and to approve the form of written instrument evidencing awards;

     (e) accelerate at any time the exercisability or vesting of all or any portion of any award and/or to include provisions in awards providing for such acceleration;

     (f) impose limitations on awards, including limitations on transfer and repurchase provisions; and

     (g)  extend the exercise period within which the options may be exercised.

The determination of the Plan Administrator on any such matters shall be conclusive.

     5. Delegation of Authority to Grant Awards. The Plan Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Plan Administrator's authority and duties with respect to granting awards to individuals who are not subject to the reporting provisions of Section 16 of the Act or "covered employees" within the meaning of Section 162(m) of the Code. The Plan Administrator may revoke or amend the terms of such a delegation at any time, but such revocation shall not invalidate prior actions of the Chief Executive Officer that were consistent with the terms of the Plan.

     6. Granting of Options.

     The Plan Administrator shall, in its sole and absolute discretion, from time to time, select those persons to whom options to purchase Common Shares may be granted under this Plan, as well as the term and number of Common Shares subject to each option, the exercise price of each option and such other terms of options granted under the Plan as the Committee deems appropriate.

     7. Terms and Conditions of Options.

     Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Plan Administrator shall from time to time determine. All such agreements shall incorporate this Plan by reference and shall be subject to all the terms and conditions of the Plan, including, but not limited to, the following:

     (a) All options shall be granted on or before February 13, 2002. The date on which the Plan Administrator grants an option to an employee of the Company shall be considered the date of grant of the option. Each option agreement shall state the date of grant of the option.

     (b) Each option agreement shall state the number of Common Shares for which the option is granted.

     (c) Each option agreement shall state the period during which the option may be exercised, which period shall end not more than ten (10) years after the date the option is granted.

     (d) The option price, which shall be stated in the option agreement, shall not be less than the "Fair Market Value" of the Common Shares subject to the option on the date the option is granted. Fair Market Value shall be the mean between the bona fide bid and asked prices as reported by NASDAQ or the mean between the highest and lowest quoted selling price on the principal national securities exchange on which the Common Shares are listed, on the date of grant or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted. If an optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company and an option granted to such optionee is intended to qualify as an Incentive Stock Option, the option price shall be no less than 110% of the Fair Market Value of the Common Stock covered by the Option on the date the Option is granted.

     (e) No option shall be transferable by the person to whom it is granted, except by will or the laws of descent and distribution, and shall be exercisable during his or her lifetime only by such person. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon an option, shall thereupon cause the option to terminate and be canceled, and such option shall then be null and void and without effect.

     (f) Unless otherwise provided by the Plan Administrator, if the employee to whom an option is granted shall cease to be employed by the Company or its Subsidiaries for any reason, including death, then, within the three (3) months next succeeding such termination or employment, but in any event not later than the expiration date of the option, the option holder, his executor, administrator, or any person or persons to whom the option holder's rights under the option shall pass by testamentary transfer, bequest or by the operation of the laws of descent and distribution, may exercise the option rights granted to the option holder under the option, but only to the extent that the option holder was entitled to exercise the same on the date of such termination of employment. Options not exercised within the period set forth in the preceding sentence shall expire at the end of such period and shall not be exercisable thereafter.

     (g) If a participant who is a director of the Company shall cease to serve as a director of the Company, any options then exercisable by such director may be exercised only within three months after the cessation of service and within the option period unless such cessation was due to disability, in which case such optionee may exercise and within the option period.

     (h) The aggregate Fair Market Value of shares of Stock with respect to which Incentive Stock Options are first exercisable by the optionee in any calendar year (under all plans of the Company) shall not exceed the limitations, if any, imposed by Section 422(d) of the Code (or any successor provision). If any option designated as an Incentive Stock Option, either alone or in conjunction with any other option or options, exceeds the foregoing limitation, the portion of such option in excess of such limitation shall automatically be reclassified (in whole share increments and without fractional share portions) as a Non-Qualified Stock Option, with later granted options being so reclassified first.

     (i) If the Company shall liquidate or dissolve, or shall be a party to a merger or consolidation to which the Company shall not be the surviving corporation, other than a merger or consolidation involving only a change in the state of incorporation or an internal reorganization not involving a change in underlying ownership, the Company shall give written notice thereof to all holders of options issued pursuant to the Plan at least thirty (30) days prior to the effective date thereof, and the holders shall have the right within said thirty-day period to exercise their options in full to the extent not previously exercised; provided, however, that in no event shall such options be exercised after the specific expiration date set forth in the option agreements applicable thereto. To the extent that options shall not have been exercised on or prior to the effective date of such liquidation, dissolution, merger or consolidation, they shall terminate on that date.

     (j) The option exercise price of each share purchased pursuant to an option shall be paid in full at the time of each exercise (the "Payment Date") of the option (i) in cash; (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Act to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iii) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate Fair Market Value equal to the option exercise price of the shares being purchased pursuant to the exercise of the option; provided, however, that shares of Common Stock delivered in payment of the option price must have been held by the participant for at least six (6) months in order to be utilized to pay the option price; (iv) in the discretion of the Plan Administrator, through an election to have shares of Common Stock otherwise issuable to the optionee withheld to pay the exercise price of such option; or (v) in the discretion of the Plan Administrator, through any combination of the payment procedures set forth in subsections (i)-(iv) of this Section 7(i).

     8. General.

     (a) For purposes of the Plan, the following terms shall have the following meanings:

          (i)  "Parent" or "Subsidiary" shall have the meanings set forth in
               Section 424 of the Internal Revenue Code of 1986, as amended, or any comparable provision of any succeeding comparable federal tax law.

         (ii) "Incentive Stock Option" or "ISO" shall have the meaning set forth in Section 422 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the succeeding comparable federal tax law.

         (iii) The "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (iv) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     (b) The Plan Administrator , subject to the approval of the Board, shall have the sole right and authority to amend, modify or terminate the Plan at any time and to construe and interpret the Plan and any option granted hereunder, and to establish, amend and rescind rules and regulations for its administration; provided however, that no such action or amendment shall deprive any person, without such person's consent, of any rights theretofore granted with respect to outstanding options issued under the Plan.

     (c) No holder of an option granted under this Plan shall have any rights as a stockholder or otherwise with respect to the Common Shares subject to an option until the option shall have been exercised with respect to such Common Shares as herein provided. No option granted under this Plan shall be exercised before the Common Shares subject to the Plan have been registered or qualified for sale under appropriate federal and state securities laws.

     (d) The Plan became effective on the date of its adoption by the Board. The Plan shall terminate upon the earlier of (i) February 13, 2002; or
          (ii) the date on which all Common Shares available for issuane under the Plan have been issued pursuant to the exercise of options granted hereunder; or (iii) the determination of the Board or the Plan Administrator, subject to the approval of the Board, that the Plan shall terminate. No options may be granted under the Plan after such termination date, provided that options granted and outstanding on such date shall continue to have force and effect in accordance with the provision of the documents evidencing such options.

     (e) The proceeds received by the Company from the sale of Common Shares pursuant to the exercise of options granted under this Plan shall be used for general corporate purposes. The expenses of the Plan shall be borne by the Company.

     (f) If any provision of this Plan shall cause the Plan to violate any provision of any applicable law, rule or governmental regulation or to be considered null and void, such provision shall be severed from the Plan and shall be null and void or shall be deemed null and void ab initio, as shall be appropriate or necessary, and the Plan shall continue in full force and effect as if such provision were not part of the Plan.

     9. Compliance with Governmental Regulations.

     Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933 or the Act, if such registration shall be necessary, or before compliance by the Company or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of any applicable exchange or of the Nasdaq Stock Market. The Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

     10. Compliance with Section 16.

     With respect to persons subject to Section 16 of the Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule and shall be construed to the fullest extent possible in a manner consistent with this intent). To the extent that any award fails to so comply, it shall be deemed to be modified to the extent permitted by law and to the extent deemed advisable by the Plan Administrator in order to comply with Rule 16b-3.

     11. Governing Law.

     The terms of any options granted hereunder and the rights and obligations hereunder of the Company, the holders of such options and their successors in interest shall, except to the extent governed by federal law, be governed by Nevada law.

     12. Government and Other Regulations.

     The obligations of the Company to issue or transfer and deliver shares under the options granted under the Plan shall be subject to compliance with all applicable laws, governmental rules and regulations and administrative action.

                                    EXHIBIT B


                             RCM TECHNOLOGIES, INC.
                            1994 NONEMPLOYEE DIRECTOR
                                STOCK OPTION PLAN


     1. Purpose.


     The purpose of the RCM Technologies, Inc., Nonemployee Director Stock Option Plan (the "Plan") is to provide to certain nonemployee directors of RCM Technologies, Inc. (the "Corporation") and any majority-owned or wholly-owned subsidiary (individually a "Subsidiary" and collectively the "Subsidiaries") who are materially responsible for the overall direction of the business of the Corporation or a Subsidiary, a favorable opportunity to acquire shares of Common Stock of the Corporation, thereby providing them with an increased incentive to work for the success of the Corporation and the Subsidiaries and better enabling each such entity to attract and retain capable directors.

     2. Administration of the Plan.


     The Plan shall be administered by the entire Board of Directors of the Corporation (the "Board"). The Board shall have the power to, among other things, to:

          (a) select the nonemployee directors to whom stock options under the Plan may be granted, and

          (b) determine the number of shares and terms granted to individual nonemployee directors under the Plan.

The Board shall have the power to interpret the Plan, to determine all questions thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it deems desirable. Any interpretation, determination or other action made or taken by the Board shall be final, binding and conclusive. No member of the Board shall be personally liable for any interpretation, determination or other action made in good faith with respect to the Plan or any option granted hereunder.

     3. Awards.

     Awards under the Plan shall consist of Non-Qualified Stock Options.

     4. Eligibility.

     Options may be granted only to nonemployee directors of the Corporation or of a Subsidiary ("Optionees").

     5. Stock Subject to the Plan.

     There shall be reserved for issuance upon the exercise of options granted under the Plan, One Hundred and Eighty Thousand (180,000) shares of Common Stock, $.05 par value (the "Reserved Shares"), of the Corporation which may be authorized but unissued shares or treasury shares of the Corporation. Subject to
Section 7 hereof, the shares for which options may be granted under the Plan shall not exceed that number. If any option shall expire or terminate for any reason without having been exercised in full, then the shares allocable to the unexercised portion of such option shall not be charged against the limitation of this Section 5 and may again become the subject of an option granted under this Plan.

     6. Terms of Option.

     Each option granted under the Plan shall be evidenced by a Stock Option Agreement between the Corporation and the Optionee and shall be subject to the following terms and conditions:

          (a) Option Price. The price to be paid for shares of stock upon the exercise of each option shall be the "Fair Market Value" on the date of grant. As used herein, Fair Market Value shall be the last reported sales price of the Common Stock of the Corporation, or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which a sale is transacted, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Association of Securities Dealers Automated Quotation System on such date.

          (b) Period for Exercise of Option. Except where other provisions of the Plan provide for a different exercise period, each option will become exercisable at such times as may be determined by the Board at the time of grant; however, such term may not exceed ten years from the date of grant.

          (c) Purchase of Shares. The option price of each share of stock purchased upon exercise of an option shall be paid in full (i) in cash, at the time of such exercise; (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iii) with a combination of the Corporation's Common Stock, $.05 par value, owned by him, and cash, provided that such previously owned shares delivered for payment have been owned by the Optionee for at least six months; (iv) in the discretion of the Board, through an election to have shares of Common Stock otherwise issuable to the optionee withheld to pay the exercise price of such option; or (v) in the discretion of the Board, through any combination of the payment procedures set forth in subsections (i)-(iv) of this Section 6(c). For this purpose, any shares so tendered by an Optionee shall be deemed to have a Fair Market Value equal to the average of the closing sales price for the shares on any national securities exchange on which such shares are listed (or, if listed on more than one such exchange, then on the one located in New York City) or, if not so listed, the closing price reported on the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ), for the five trading days preceding the date of exercise of the option. An option may be exercised at any time and from time to time during the term of the option as to any or all whole shares which have become subject to purchase pursuant to the terms of the option or the Plan, but not at any time as to fewer than one hundred (100) shares unless the remaining shares which have become subject to purchase are fewer than one hundred (100) shares. An option may be exercised only by written notice to the Corporation, mailed to the attention of the Secretary of the Corporation, signed by the Optionee (or such other persons as shall demonstrate to the Corporation his or their right to exercise the Option), specifying the number of shares in respect of which it is being exercised, and accompanied by payment of the option price for such shares. The certificate or certificates for the shares as to which the option is exercised shall be registered in the name of the person or persons so exercising the option and shall be delivered to or upon the order of such person or persons as soon as practicable after such written notice is received by the Corporation. An Optionee shall not have any rights of a shareholder in respect of the shares subject to an option until a certificate representing such shares has been issued.

          (d) Termination of Option. If an Optionee ceases to be a nonemployee director of the Corporation or the Subsidiaries for any reason other than permanent and total disability (within the meaning of Section 22(e)(3) of the Code), or death, any option granted to him shall forthwith terminate. Leave of absence approved by the Board of Directors shall not constitute cessation of such directorship for the purposes of the Plan. If an Optionee ceases to be a director of the Corporation or its Subsidiaries by reason of permanent or total disability (within the meaning of Section 22(e)(3) of the Code), any option granted to him may be exercised by him in whole or in part within one (1) year after the date of termination as a director by reason of such disability whether or not the option was otherwise exercisable at the date of such termination of his director services. In the event of the death of an Optionee while serving as a director, any option granted to him may be exercised in whole or in part at any time after the date of such death by the executor or administrator of his estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution until the expiration of the option term, whether or not the option was otherwise exercisable at the date of death. Notwithstanding the foregoing provisions of this subsection (d) no option shall, in any event, be exercisable after the expiration of the period set out in subsection (b) above.

          (e) Nontransferability of Option. An option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee shall be exercisable only by him (or by his guardian or legal representative, should one be appointed).


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

          (f) Investment Representations. Unless the shares subject to an option are registered under the applicable federal and state securities laws, each Optionee by accepting the option shall be deemed to agree for himself and his legal representatives that any option granted to him and any and all shares of Common Stock purchased upon the exercise of option shall be acquired for investment and not with a view to, or for the sale in connection with, any distribution thereof, and each notice of the exercise of any portion of an option shall be accompanied by a representation in writing, signed by the Optionee or his legal representatives, as the case may be, that the shares of Common Stock are being acquired in good faith for investment and not with a view to, or for the sale in connection with, any distribution thereof (except in case of the Optionee's legal representatives for distribution, but not for sale, to his legal heirs, legatees and other testamentary beneficiaries). Any shares issued pursuant to an exercise of an option may bear a legend evidencing such representation and limitation.

     7. Adjustment of Shares.

     In the event of any change after the effective date of the Plan in the outstanding stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of stock of the Corporation, the Corporation shall make a corresponding adjustment in the number and kind of shares reserved under the Plan, and in the option price and the number and kind of shares covered by outstanding options granted under the Plan as determined by the Board. Any determination by the Board hereunder shall be conclusive.

     8. Amendment.

     The Board of Directors of the Corporation may modify, amend or terminate the Plan at any time except that, to the extent then required by applicable law, rule or regulation, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than an increase due to adjustments in accordance with the Plan). No amendment of the Plan, however, may, without the consent of the Optionees, make any change in any outstanding options therefor granted under the Plan which would adversely affect the rights of such Optionees.

     9. Termination.

     The Plan shall terminate upon the earlier to occur of (a) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of options granted hereunder, or (b) the determination of the Board that the Plan shall terminate; or (c) ten years and two months after the date of approval of the Plan by the shareholders of the Corporation, as originally adopted. Any termination by the Board shall not affect the validity of any option therefor granted under the Plan.

     10. Governing Law.

     The terms of any options granted hereunder and the rights and obligations hereunder of the Corporation, the Optionees and their successors in interest shall, except to the extent governed by federal law, be governed by Nevada law.

     11. Government and Other Regulations.

     The obligations of the Corporation to issue or transfer and deliver shares under the options granted under the Plan shall be subject to compliance with all applicable laws, governmental rules and regulations and administrative action.

     12. Effective Date.

     The Plan became effective on the date of the approval of the Plan at the 1994 Annual Meeting of Shareholders. Any options granted pursuant to the Plan may not be exercised until all applicable Federal and State securities requirements pertaining to the offer and sale of securities issued pursuant to the Plan have been met and the Corporation has been advised by counsel that all applicable legal requirements have been met.


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